Exhibit 99.1

PRESS RELEASE

IMMEDIATE RELEASE

AVIRAGEN THERAPEUTICS REPORTS FIRST QUARTER OF FISCAL YEAR 2018 FINANCIAL RESULTS

ATLANTA, GA – November 2, 2017 – Aviragen Therapeutics, Inc. (NASDAQ:AVIR) today announced its financial results for the three months ended September 30, 2017.

“Earlier this week we were pleased to announce the culmination of our strategic review process with the signing of a definitive merger agreement with Vaxart, which we believe complements Aviragen’s focus on infectious diseases. With recently reported positive safety and efficacy data in both influenza and norovirus, Vaxart is well-positioned to create both short and long-term value for our stockholders,” said Joseph M. Patti, Ph.D., President and Chief Executive Officer of Aviragen Therapeutics. “Post-merger, we believe that Vaxart will be well funded to advance its norovirus and HPV oral tablet vaccine programs, and together with BTA074, the combined companies are poised to provide several meaningful value creation clinical data readouts.”

Corporate Update:

Proposed Merger with Vaxart:

The exchange ratio in the merger agreement was determined by Vaxart assigning $60,000,000 in value to Aviragen for its financial and clinical assets, and $90,000,000 in value for its own assets. On a pro forma basis after giving effect to the number of shares of Aviragen common stock issued to Vaxart security holders in the merger, current Vaxart security holders will own approximately 60% of the combined company and current Aviragen security holders will own approximately 40% of the combined company. The transactions have been approved by the boards of directors of both companies. The merger is expected to close in the first quarter of calendar year 2018, subject to the approval of the stockholders of each company as well as other customary conditions.

Upon closing of the transaction, the name of the combined company will become Vaxart, Inc. and shares of the combined company are expected to continue trading on the NASDAQ Capital Market under the proposed ticker symbol VXRT. Wouter Latour, M.D., will serve as Chief Executive Officer of the combined company.

BTA074 (teslexivir):

The Phase 2 trial of BTA074, a topical antiviral treatment for condyloma caused by human papillomavirus (HPV), is ongoing and the Company anticipates that enrollment in the 210 patient trial will be completed in the fourth quarter of calendar year 2017. Top-line safety and efficacy data is expected in the second quarter of calendar year 2018.

Financial Results for the Three Month Period Ended September 30, 2017

The Company reported a net loss of $5.3 million for the three month period ended September 30, 2017, as compared to a net loss of $10.0 million in the same quarter of the prior fiscal year. Basic and diluted net loss per share was $0.14 for the three month period ended September 30, 2017, as compared to a basic and diluted net loss per share of $0.26 in the same period in 2016. The major components of net loss in both periods are detailed below.

Revenue was $0.1 million for the three month periods ended September 30, 2017 and 2016. The 2017 revenue relates to $0.1 million in non-cash royalty revenue related to certain royalty rights that were sold to HealthCare Royalty Partners III, L.P. (HCRP) in April 2016 and the cash will be passed through to HCRP. The 2016 revenue was comprised of $0.1 million in Relenza royalties.

Research and development expense decreased to $2.8 million for the three month period ended September 30, 2017 from $7.6 million in the same period in 2016. The $4.8 million decrease largely reflected reduced clinical trial activity and manufacturing costs as two of our three Phase 2 clinical trials finished in the third quarter of fiscal 2017.

General and administrative expense increased to $2.3 million for the three month period ended September 30, 2017 from $2.2 million for the same period in 2016 due mostly to higher legal fees.

The Company held $34.1 million in cash, cash equivalents, and short-term investments as of September 30, 2017.

About Aviragen Therapeutics

Aviragen Therapeutics is focused on the discovery and development of the next generation of direct-acting antivirals to treat infections that have limited therapeutic options and affect a significant number of patients globally. The Company has three Phase 2 clinical stage compounds: BTA074 (teslexivir), an antiviral treatment for condyloma caused by human papillomavirus types 6 & 11; vapendavir, a capsid inhibitor for the prevention or treatment of rhinovirus (RV) upper respiratory infections; and BTA585 (enzaplatovir), a fusion protein inhibitor in development for the treatment of respiratory syncytial virus infections. The Company also receives royalties from marketed influenza products, Relenza® and Inavir®. For additional information about the Company, please visit www.aviragentherapeutics.com.

Aviragen Therapeutics ● 2500 Northwinds Parkway, Suite 100 ● Alpharetta, GA 30009 ● Tel: (678) 221-3343

Aviragen Therapeutics® is a registered trademark. Relenza® is a registered trademark of GlaxoSmithKline Pharmaceuticals, Ltd., and Inavir® is a registered trademark of Daiichi Sankyo Company, Ltd.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Aviragen, Vaxart, the Merger and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Aviragen, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the Merger are not satisfied, including the failure to timely or at all obtain stockholder approval for the Merger; uncertainties as to the timing of the consummation of the Merger and the ability of each of Aviragen and Vaxart to consummate the Merger; risks related to Aviragen’s ability to correctly estimate its operating expenses and its expenses associated with the Merger; risks related to the market price of Aviragen’s common stock relative to the exchange ratio; the ability of Aviragen or Vaxart to protect their respective intellectual property rights; competitive responses to the Merger; unexpected costs, charges or expenses resulting from the Merger; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; provisions in certificate of incorporation, bylaws and laws of Delaware containing provisions that could delay or discourage a change in control of the Company; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Aviragen’s most recent Annual Report on Form 10-K, and Aviragen’s recent Quarterly Report on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Aviragen can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, Aviragen undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Aviragen Therapeutics ● 2500 Northwinds Parkway, Suite 100 ● Alpharetta, GA 30009 ● Tel: (678) 221-3343

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the Merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the United States Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Important Additional Information Will be Filed with the SEC

In connection with the proposed transaction between Aviragen and Vaxart, Aviragen intends to file relevant materials with the SEC, including a registration statement that will contain a proxy statement and prospectus. AVIRAGEN URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AVIRAGEN, THE MERGER AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the proxy statement, prospectus and other documents filed by Aviragen with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement, prospectus and other documents filed by Aviragen with the SEC by contacting Aviragen Therapeutics, Inc., 2500 Northwinds Parkway, Suite 100, Alpharetta, Georgia 30009, Attention: Corporate Secretary or delivered via e-mail to investors@aviragentherapeutics.com. Investors and stockholders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

Participants in the Solicitation

Aviragen and Vaxart, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the Merger. Information about Aviragen’s directors and executive officers is included in Aviragen’s Annual Report on Form 10-K for the year ended June 30, 2017, filed with the SEC on September 1, 2017, and the Form 10-K/A filed with the SEC on October 20, 2017. Additional information regarding these persons and their interests in the Merger will be included in the proxy statement relating to the Merger when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Contacts:

Mark Colonnese	Beth DelGiacco
Executive Vice President and Chief Financial Officer	Stern Investor Relations,
Aviragen Therapeutics, Inc.	Inc.
(678) 221-3381	(212) 362-1200
mcolonnese@aviragentherapeutics.com	beth@sternir.com

Aviragen Therapeutics ● 2500 Northwinds Parkway, Suite 100 ● Alpharetta, GA 30009 ● Tel: (678) 221-3343

AVIRAGEN THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except per share amounts)

	September 30, 2017	June 30, 2017
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$19.6	$17.7
Short-term investments	14.5	20.9
Accounts receivable, net of allowance	0.1	0.6
Prepaid and other current assets	0.3	0.7
Total current assets	34.5	39.9
Non-current assets:
Property and equipment, net	0.2	0.2
Total non-current assets	0.2	0.2
Total assets	$34.7	$40.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1.3	$1.4
Accrued expenses	2.2	2.9
Short-term note payable	0.2	0.2
Liabilities related to sale of future royalties, net of deferred financing costs	1.5	1.4
Total current liabilities	5.2	5.9
Non-current liabilities:
Long-term note payable, net of current portion	0.1	0.1
Liabilities related to sale of future royalties, net of deferred financing costs and current portion	15.4	15.3
Other long-term liabilities, net of current portion	0.1	0.1
Total liabilities	20.8	21.4
Stockholders’ equity:
Preferred stock, $0.10 par value; 5,000,000 shares authorized and none issued and outstanding as of September 30, 2017 and June 30, 2017	-	-
Common stock, $0.10 par value; 200,000,000 shares authorized 38,649,237 shares issued and outstanding at both September 30, 2017 and June 30, 2017.	3.9	3.9
Additional paid-in capital	160.1	159.6
Accumulated other comprehensive income	19.0	19.0
Accumulated deficit	(169.1)	(163.8)
Total stockholders’ equity	13.9	18.7
Total liabilities and stockholders’ equity	$34.7	$40.1

Aviragen Therapeutics ● 2500 Northwinds Parkway, Suite 100 ● Alpharetta, GA 30009 ● Tel: (678) 221-3343

AVIRAGEN THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

(unaudited)

	Three Months Ended September 30,
	2017	2016
Revenue:
Royalty revenue	$-	$0.1
Non-cash royalty revenue related to the sale of future royalties	0.1	-
Total revenue	0.1	0.1

Operating expense:
Research and development	2.8	7.6
General and administrative	2.3	2.2
Foreign exchange loss (gain), net	-	(0.1)
Total operating expense	5.1	9.7
Loss from operations	(5.0)	(9.6)

Non-operating income (expense):
Non-cash interest expense on liability related to sale of future royalties	(0.4)	(0.4)
Interest income (expense), net	0.1	-
Total non-operating income (expense)	(0.3)	(0.4)

Loss before tax	(5.3)	(10.0)
Income tax expense	-	-
Net loss	$(5.3)	$(10.0)

Basic and diluted loss per share	$(0.14)	$(0.26)

Basic and diluted weighted-average shares outstanding	38,649,237	38,640,487

Aviragen Therapeutics ● 2500 Northwinds Parkway, Suite 100 ● Alpharetta, GA 30009 ● Tel: (678) 221-3343